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                                                                   July 12, 2000



Specialty Finance Partners
54 Thompson Street
New York, NY 10012

     Re:  Amendment of Registration Rights Agreement
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Gentlemen:

     The Registration Rights Agreement, entered into between Aames Financial Corporation (the "Company") and Specialty Finance Partners, as successor in interest to Capital Z Financial Services Fund II, L.P., dated as of December 23, 1998 is hereby amended such that the definition of "Preferred Stock" shall be deemed to include any shares of the Company's Series D Convertible Preferred Stock, par value $0.001 per share, issued pursuant to that certain Preferred Stock Purchase Agreement, dated as of May 21, 2000, as amended.

                           [Signature Page to Follow]


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                                        Very truly yours,

                                        AAMES FINANCIAL CORPORATION

                                        /s/ A. Jay Meyerson
                                        ------------------------------
                                        A. Jay Meyerson
                                        Chief Executive Officer

ACCEPTED AND AGREED:

SPECIALTY FINANCE PARTNERS


By: Capital Z Financial Services Fund II, L.P., a General Partner
    By: Capital Z Partners, Ltd., its General Partner

Its: /s/ David Spuria
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     David A. Spuria
     General Counsel